SCHEDULE 14A INFORMATION



         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )




Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]



Check the appropriate box:

[ ]   Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                            DEARBORN BANCORP, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



                                Not Applicable
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                            DEARBORN BANCORP, INC.



                                 -----------


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 May 19, 1998


To the Shareholders of
Dearborn Bancorp, Inc.

                  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Dearborn Bancorp, Inc. will be held on Tuesday, the 19th day of May, 1998 at 4:00 P.M., Local Time, at Park Place, 23400 Park Avenue (two blocks south of Michigan Avenue at Outer Drive), Dearborn, Michigan, for the following purposes:

                  1.       To elect six directors of the Company;

                  2. To consider and vote upon a proposal to approve an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock;

                  3. To consider and vote upon a proposal to approve an amendment to the Company's Stock Option Plan; and

                  4. To transact such other business as may properly come before the meeting or any adjournments thereof.

                  The Board of Directors has fixed the close of business on March 27, 1998 as the record date for the meeting and only shareholders of record at that time will be entitled to notice of and to vote at the meeting or any adjournments thereof. Shareholders who are unable to attend the meeting in person, as well as shareholders who plan to attend the meeting, are requested to date, sign and mail the enclosed proxy promptly. If you are present at the meeting and desire to vote in person, you may revoke your proxy.

                                      By Order of the Board of Directors,



                                              Wilber M. Brucker, Jr.

                                                    Secretary


April 17, 1998

                               PROXY STATEMENT


           ANNUAL MEETING OF SHAREHOLDERS OF DEARBORN BANCORP, INC.

                                 May 19, 1998




To the Shareholders of
Dearborn Bancorp, Inc.



                  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dearborn Bancorp, Inc. (hereinafter referred to as the "Company") from the holders of the Company's Common Stock to be used at the Annual Meeting of Shareholders to be held on Tuesday, the 19th day of May 1998, at 4:00 P.M., Local Time, at Park Place, 23400 Park Avenue, Dearborn, Michigan, and at any adjournments thereof. The approximate date on which this Proxy Statement and the enclosed form of proxy are being sent to shareholders is April 17, 1998. The address of the principal corporate offices of the Company is 22290 Michigan Avenue, P. O. Box 2247, Dearborn, Michigan 48123-2247.


                  Any proxy given pursuant to this solicitation may be revoked by notice in writing to the Secretary of the Company prior to voting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournments thereof. The giving of the proxy does not affect the right to vote in person should the shareholder attend the meeting.


                  The Board of Directors in accordance with the By-Laws has fixed the close of business on March 27, 1998 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof. At the close of business on such date the outstanding number of voting securities of the Company was 1,044,924 shares of Common Stock, each of which is entitled to one vote. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum but not counted on any matters brought before the meeting. Directors are elected by a plurality of the votes properly cast at the meeting.

                              SECURITY OWNERSHIP

Management

                  The following table sets forth, as of March 2, 1998, the number of shares of the Company's Common Stock beneficially owned by each director, each executive officer, each nominee for election as a director and all directors and executive officers as a group.

                                             Number            Percent
Name of Individual                        of Shares (1)        of Class
-------------------------------------     --------------       --------
Wilber M. Brucker, Jr.                       10,209  (2)            *
Margaret I. Campbell                         13,175              1.26
Timothy J. Cuttle                               ---  (3)            *
John E. Demmer                               72,939  (4)         6.98
Michael V. Dorian, Jr.                       15,499              1.48
David Himick                                 65,679  (5)         6.29
Jeffrey L. Karafa                             9,012  (3)            *
Donald G. Karcher                            14,026              1.34
Bradley F. Keller                            38,308  (6)         3.67
Steven M. Kirkpatrick                        43,340  (7)         4.15
William E. Kreger                            41,846  (8)         4.00
Jeffrey G. Longstreth                         7,946                 *
Richard Nordstrom                            32,143  (9)         3.08
Michael J. Ross                              24,640  (3)         2.31
Robert C. Schwyn                             12,399 (10)         1.19
Ronnie J. Story                              53,608              5.13
Jeffrey J. Wolber                             9,127  (3)            *
All Directors and Executive Officers
     as a Group  (11) (17 persons)          463,896             42.77

*  Less than one percent

                  (1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power.

                  (2) Includes 775 shares owned by Mr. Brucker's wife.

                  (3) The number of shares shown in the table includes shares issuable upon the exercise of stock options by the following executive officers: Jeffrey L. Karafa - 8,800 shares; Michael J. Ross - 22,000 shares; and Jeffrey J. Wolber - 8,800 shares. The table excludes the following stock options granted by the Company on January 20, 1998: Timothy J. Cuttle - 7,500 shares; Jeffrey L. Karafa - 4,000 shares; Michael J. Ross - 10,000 shares; and Jeffrey J. Wolber - 4,000 shares.

                                      2


                  (4) Includes 24,024 shares held by Mr. Demmer's wife as a Trustee of a Trust.

                  (5) Includes 62,580 shares held in an individual retirement account for the benefit of Mr. Himick.

                  (6)  Includes 2,200 shares owned by Mr. Keller's wife.

                  (7) These shares are owned of record by The Bancorp Group, Inc., of which company Mr. Kirkpatrick serves as President and Chief Executive Officer.

                  (8)  Includes 3,099 shares owned by Mr.Kreger's wife.

                  (9) Includes 8,250 shares held for Mr. Nordstrom's benefit in a profit sharing trust.

                  (10) These shares are held for the benefit of Mr. Schwyn in a defined benefit plan trust.

                  (11) Includes 39,600 shares issuable upon the exercise of stock options.


Certain Beneficial Owners

                  The following table sets forth as of March 2, 1998 the number of shares of the Company's Common Stock owned by the only persons who were known by the Company to own beneficially more than five percent of the Common Stock of the Company:

                               Number          Percent
Name of Beneficial Owner     of Shares         of Class
------------------------     ---------         --------
John E. Demmer                72,939 (1)         6.98
David Himick                  65.679 (2)         6.29
Ronnie J. Story               53,608             5.13

                  (1) Includes 24,024 shares held by Mr. Demmer's wife as a Trustee of a Trust.

                  (2) Includes 62,580 shares held in an individual retirement account for the benefit of Mr. Himick.

                            ELECTION OF DIRECTORS

                  The members of the Board of Directors are divided into three classes, each class to be as nearly equal in number as possible, with each class to serve a three-year term. The Board of Directors has nominated Margaret I. Campbell, John E. Demmer, Michael V. Dorian, Jr., Donald G. Karcher and Richard Nordstrom for election as directors for a term expiring at the 2001 Annual Meeting of Shareholders and Robert C. Schwyn for election as a director for a term expiring at the 2000 Annual Meeting of Shareholders, in each case until their successors are elected and qualified. Other directors who are remaining on the Board will continue in office in accordance with their previous election by shareholders until expiration of their terms at the 1999 or 2000 Annual Meeting of Shareholders, as the case may be.

                  The proposed nominees for election as directors are willing to be elected. If any of the nominees at the time of election is unable to serve, or is otherwise unavailable for election, and if other nominees are designated, the proxies shall have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. However, if any nominees are substituted by management, the proxies intend to vote for such nominees. It is not anticipated that any of such nominees will be unable to serve as a director.


            INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTORS

                  The following information is furnished with respect to each person who is presently a director of the Company whose term of office will continue after the Annual Meeting of Shareholders, as well as those who have been nominated for election as a director.

                                                                                             Year in Which
                                                                           Has Served       Term or Proposed
                                                                          as Director        Term of Office
Name and Age of Director         Principal Occupation (2)                    Since            Will Expire
-------------------------------  ---------------------------------------  -----------       ----------------
Wilber M. Brucker, Jr., 72       Retired Attorney;                            1992                1999
                                 Secretary of the Company

Margaret I. Campbell, 58 (1)     President, Kean Manufacturing                1992                2001
                                 Corporation

John E. Demmer, 74 (1)           Chairman of the Board and Chief              1992                2001
                                 Executive Officer, Jack Demmer
                                 Ford, Inc. and Jack Demmer
                                 Leasing;  Chairman of the Board
                                 and Chief Executive Officer of
                                 of the Company

Michael V. Dorian, Jr., 38 (1)   Vice President, Mike Dorian Ford             1994                2001

David Himick, 72                 Financial Consultant                         1995                2000

Donald G. Karcher, 68 (1)        Chairman of the Board, Karcher               1992                2001
                                 Agency, Inc.;  Vice President
                                 of the Company

Bradley F. Keller, 56            President, Braden Associates, Inc.           1992                1999


                                      4


                                                                                                  Year in Which
                                                                                Has Served       Term or Proposed
                                                                               as Director        Term of Office
Name and Age of Director              Principal Occupation (2)                    Since            Will Expire
------------------------------------  ---------------------------------------  ------------      ----------------
Steven M. Kirkpatrick, 50             President and Chief Executive                1994                1999
                                      Officer, The Bancorp Group, Inc.;
                                      President and Chief Executive
                                      Officer, Capital Mortgage
                                      Funding, L.L.C.

William E. Kreger, 82                 Retired, Real Estate Investor                1994                2000

Jeffrey G. Longstreth, 55             President, Prudential Christie               1992                2000
                                      Real Estate, Inc.

Richard Nordstrom, 71 (1)             Retired, Architect;  Vice Chairman           1992                2001
                                      of the Company

Michael J. Ross, 47                   President and Chief Executive                1994                2000
                                      Officer, Community Bank of
                                      Dearborn;  President of the
                                      Company

Robert C. Schwyn, 59 (1)              Physician                                    1994                2000

Ronnie J. Story, 51                   President and Chief Executive                1994                1999
                                      Officer, Story Development
                                      Company

          (1)  Nominated for election as a director.

          (2) Each of the directors has had the same principal occupation during the past five years except as follows: From 1992 to 1993 Mr. Ross was President of Mike Ross and Associates, Inc., a bank consulting firm; from 1987 to 1994 Mr. Story served as President of S & H Homebuilders; from 1991 to 1995 Mr. Brucker was Of Counsel to the law firm of Riley and Roumel; from 1960 to 1996 Mr. Nordstrom served as Chairman of the Board of Nordstrom Samson Associates; and from 1981 to 1997 Mr. Keller served as President of MultiGard Security Systems, Inc.

                  The Nominating Committee is composed of Bradley F. Keller, Jeffrey G. Longstreth and Ronnie J. Story. This Committee, which met once during 1997, recommends nominees for election as directors at the Annual Meeting of Shareholders, and recommends individuals to fill vacancies which may occur between annual meetings. The Committee will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of the Company.

                  The members of the Audit Committee during 1997 were Wilber
M. Brucker, Jr., Michael V. Dorian, Jr., Margaret I. Campbell, Donald G. Karcher and Bradley F. Keller. The Audit Committee, which met three times during 1997, reviews, acts, and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent certified public accountants, the scope of audit procedures, the nature of services to be performed for the Company and its subsidiary, and the fees to be paid to the independent public accountants.

                  The members of the Compensation Committee for 1997 were Wilber M. Brucker, Jr., John E. Demmer, Donald G. Karcher and Richard Nordstrom. The Compensation Committee met one time during 1997. The Committee reviews and recommends to the Board of Directors the compensation of the officers of the Bank.

                  The Board of Directors held five meetings during 1997. The Company did not pay any director fees in 1997. Each incumbent director attended at least seventy-five percent of the total number of meetings of the Board of Directors held during 1997, except for Steven M. Kirkpatrick and Robert C. Schwyn.



                            REPORT ON COMPENSATION

                  The Compensation Committee of the Board of Directors is responsible for developing the Company's executive compensation policies and making recommendations to the Board of Directors with respect thereto. In addition, the Committee makes annual recommendations to the Board of Directors concerning the compensation to be paid to the Chief Executive Officer of the Bank and determines the compensation to be paid to each of the other executive officers of the Bank. No compensation is payable to the executive officers of the Company. The Committee also administers all aspects of the Company's executive compensation program including its stock option plan.

Base Salaries

Salaries for the executive officers of the Bank are established by examining the experience and responsibility requirements of the position held. Marketplace information for comparable positions is also reviewed, including peer executives in comparable markets. With respect to the base salary of Mr. Ross, the Bank's Chief Executive Officer, the Compensation Committee took into account a comparison of base salaries of chief executive officers of peer banks and an assessment of Mr. Ross' individual performance.

Bonus Awards

Officers of the Bank may be considered for annual discretionary cash bonuses which may be awarded to recognize and reward corporate and individual performance, based on attainment of specific goals and objectives. Mr. Ross was awarded a bonus of $25,000 for 1997.

Stock Options

Under the Company's 1994 Stock Option Plan, which was approved by the shareholders, stock options may be granted, from time to time, to officers and key employees of the Company and the Bank. 45,100 options were granted in 1997 and options were exercised.


                                                COMPENSATION COMMITTEE
                                                John E. Demmer, Chairman
                                                Wilber M. Brucker, Jr.
                                                Donald G. Karcher
                                                Richard Nordstrom


                            EXECUTIVE COMPENSATION

                  The Chairman of the Board and Chief Executive Officer of the Company, John E. Demmer, received no compensation in 1997. The following table sets forth information with respect to the Chief Executive Officer of the Bank. There were no executive officers of the Company or the Bank whose total compensation exceeded $100,000 during 1996 other than the Chief Executive Officer of the Bank.

                          Summary Compensation Table

                                                                Annual Compensation
                                         ---------------------------------------------------------------
Name and Principal Position                 Year         Salary           Bonus        Options Granted
--------------------------------------   ---------------------------------------------------------------
Michael J. Ross                             1997        $122,916          $25,000          22,000
President and Chief Executive Officer,      1996         106,734           17,000             ---
Community Bank of Dearborn                  1995         101,529           12,000             ---

                  On January 21, 1997, Mr. Ross was granted an option for 22,000 shares (49% of the total options granted during 1997) under the Stock Option Plan at an option price of $9.09 per share. The option expires on January 21, 2007.

                             RELATED TRANSACTIONS

                  Certain directors and officers of the Company, their associates and members of their immediate families were customers of, and had transactions including loans and commitments to lend with the Bank in the ordinary course of business during 1997. All such loans and commitments were made by the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future.


                 SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

                  Grant Thornton LLP has been selected by the Board of Directors of the Company as independent certified public accountants to audit the Company's books for the year 1998. A representative of Grant Thornton LLP will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions by shareholders.


                 PROPOSAL TO AMEND ARTICLES OF INCORPORATION
                     TO INCREASE AUTHORIZED COMMON STOCK

                  The Board of Directors has unanimously approved an amendment to the Company's Articles of Incorporation (the "Articles") to increase the number of authorized shares of Common Stock to 5,000,000 shares.

                  The Articles presently authorize 3,000,000 shares of Common Stock. As of March 2, 1998, 1,044,924 shares of Common Stock were issued and outstanding; and 165,000 shares of Common Stock were reserved for issuance pursuant to the Company's Stock Option Plan. On April 8, 1998, an additional 1,380,000 shares of Common Stock were issued pursuant to a public offering underwritten by Roney and Co.

                  The proposed amendment would provide additional Common Stock which could be used from time to time without further action by the shareholders unless required by applicable law or regulation for corporate purposes which the Board of Directors deems advisable, such as stock splits, stock dividends, financing, acquisitions, and other corporate purposes. The Company currently has no plans, understandings or arrangements for the issuance of the additional shares of Common Stock to be authorized by the proposed amendment.

                  The proposed amendment to the Articles is not intended as an anti-takeover provision. However, an increase in the authorized number of shares of Common Stock could make more difficult, and thereby discourage, attempts to acquire control of the Company. Issuance of shares of Common Stock could dilute the ownership interest and voting power of present shareholders, including any shareholder who might seek control of the Company.

                  The affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock will be required for approval of the proposed amendment to the Article of Incorporation.

                  The Board of Directors unanimously recommends a vote FOR the proposed amendment to the Articles of Incorporation.


                     PROPOSAL TO AMEND STOCK OPTION PLAN

                  The Board of Directors of the Company has adopted, subject to shareholder approval, amendments to the Stock Option Plan (the "Plan"), to make available an additional 85,000 shares of the Company's Common Stock for issuance upon the exercise of options granted thereunder. The Plan was previously approved by the shareholders at the Annual Meeting in June 1994 and amended by the shareholders at the Annual Meeting in May 1997 to make an additional 100,000 shares available for issuance under the Plan.

                  As of March 2, 1998, options were outstanding for 77,600 of the 165,000 shares of Common Stock reserved for issuance under the Plan. Share figures have been adjusted to reflect the 10% stock dividend paid in January 1998.

                  The Company has elected to continue issuing options pursuant to the Plan rather than initiating a new plan. Of the total shares currently authorized for issuance pursuant to the Plan, options for only 87,400 shares remain to be granted. In the opinion of the Board of Directors, this number is insufficient for the future needs of the Company. The Board of Directors believes that its continued ability to grant options will be of assistance in attracting and retaining highly qualified associates to the benefit of the Companys and its shareholders.

Summary of Plan

                  The following is a summary of the principal provision of the Plan:

                  Administration. The Plan is administered by the Stock Option Plan Committee of the Board of Directors of the Company comprised of directors who are not eligible to participate in the Plan. The Committee makes determinations with respect to the officers and other key employees of the Company or a subsidiary who shall participate in the Plan and the extent of their participation.

                  Options may be either incentive stock options or non-qualified stock options. More than one option may be granted to the same person provided. The Committee may not grant an employee incentive stock options which in the aggregate are first exercisable during any one calendar year with respect to Common Stock the aggregate fair market value of which (determined as of the time of grant) exceeds $100,000.

                  Option Agreement. Each option granted under the Plan is evidenced by an agreement is such form as the Committee shall from time to time approve, which agreement must comply with and be subject to certain conditions set forth in the Plan.

                  Option Price. The option price shall not be less than the full fair market value of the shares of Common Stock at the time the option is granted. Fair market value is defined as the price established and determined by the Board of Directors, provided, however, if the Common Stock is traded in the over-the-counter market, fair market value shall mean the closing price of the Common Stock, in such market rounded, if necessary, to the next full one cent, or if there is no such price published, then on the most recent preceding date on which such prices are published.

                  Duration and Exercise of Options. The duration of each option is determined by the Committee, except that the maximum duration may not exceed ten years from the date of grant. No option may be exercisable prior to the expiration of six months from the date of grant. The Committee determines at the time of grant whether the option will be exercisable in full or in cumulative installments.

                  Except as hereinafter provided, an option may be exercised by an optionee only while such optionee is in the employ of the Company or a subsidiary. In the event that the employment of an optionee to whom an option has been granted under the Plan shall terminate (except as set forth below) such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, only until the earlier of three (3) months after such termination or the original expiration date of the option; provided, however, that if termination of employment results from death or total and permanent disability, such three (3) month period shall be extended to twelve (12) months; and provided, further, that any option held by an optionee whose employment shall be terminated either (i) for cause or (ii) voluntarily by the optionee and without the consent of the Company shall, to the extent not theretofore exercised, forthwith terminate. In the event of a change in control (as defined in the Plan) unless the Committee determine otherwise, all outstanding options shall become exercisable in full.

                  Payment of Option Price. The option price shall be paid in cash or at the discretion or the Committee through (i) the delivery of previously owned shares of the Company's Common Stock or (ii) by a combination of cash and Common Stock.

                  Adjustments. The Committee shall make appropriate adjustment in the number of shares of Common Stock for which options may be granted or which may be issued under the Plan and the price per share of each option if there is any change in the Common Stock as a result of a stock dividend, stock split, recapitalization or otherwise.

                  Termination of Plan and Amendments. An option may not be granted pursuant to the Plan after May 16, 2004. The Board of Directors may from time to time terminate the Plan or amend the Plan subject to shareholder approval to the extent necessary to satisfy the requirements of Section 16 under the Securities Exchange Act of 1934, or any successor rule.

                  Federal Income Tax Consequences. The Company is advised by counsel that the grant of a non-qualified option or incentive stock option has no tax consequences for the optionee or the Company. Upon the exercise of a non-qualified option, the optionee is deemed to realize taxable income to the extent that the fair market value of the shares of Common Stock exceeds the option price. The Company is entitled to a tax deduction for such amounts at the date of exercise. If any stock received upon the exercise of a non-qualified option is later sold, any excess of the sale price over the fair market value of the stock at the date of exercise is taxable to the optionee.

                  The exercise of an incentive stock option will not result in income to the optionee if the optionee (a) does not dispose of the shares within two years after the date of grant or one year after exercise and (b) is an employee from date of the grant until three months before the exercise. If these requirements are met, the basis of the shares upon later disposition will be the option price. Any gain will be taxed to the optionee as a long-term capital gain and the Company will not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax. If the optionee disposes of the shares prior to the expiration of either of the holding periods in (a) above, the optionee will generally recognize compensation income and the Company will be entitled to a deduction equal to the fair market value of the shares on the exercise date minus the option price. Any gain in excess of the compensation income portion will be treated as a long-term or short-term capital gain.

                  THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK WILL BE REQUIRED FOR APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN.


                            SHAREHOLDER PROPOSALS

                  Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by management of the Company at the corporate offices on or before December 18, 1998.


                                MISCELLANEOUS

                  It is not expected that any other matters will be brought before the meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

                  The entire cost of preparing and mailing the proxy material will be borne by the Company. Solicitation of proxies will be made by mail, personally, or by telephone or telegraph, by officers and employees of the Company and the Bank.


                                         By Order of  the Board of Directors,



                                                  Wilber M. Brucker, Jr.

                                                     Secretary


April 17, 1998

PROXY
                            DEARBORN BANCORP, INC.

                   PROXY - Solicited by Board of Directors
          For Annual Meeting of Shareholders To Be Held May 19, 1998

The undersigned hereby appoints John E. Demmer and Michael J. Ross, or either of them, with power of substitution in each, proxies to vote all Common Stock of the undersigned in Dearborn Bancorp, Inc. at the Annual Meeting of Shareholders to be held on May 19, 1998, and at all adjournments thereof, upon the following:

1.  ELECTION OF DIRECTORS

     ___ FOR all nominees listed below                ___ WITHHOLD AUTHORITY
        (except as indicated to the                   to vote for all nominees
          contrary below)                              listed below


Nominees as Directors:   Margaret I. Campbell, John E. Demmer,
                         Michael V. Dorian, Jr., Donald G. Karcher, Richard
                         Nordstrom and Dr. Robert C. Schwyn.

INSTRUCTION:  To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.

-----------------------------------------------------------------------------

2.  To approve an amendment to the Articles of Incorporation.
         ____ For   ____ Against       ____ Abstain

3.  To approve amendment to the 1994 Stock Option Plan.
         ____ For   ____ Against      ____ Abstain

                  (continued and to be signed on other side)



In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

        UNLESS OTHERWISE SPECIFIED, THE PROXIES ARE APPOINTED TO VOTE
           FOR THE ELECTION OF ALL DIRECTORS AND FOR THE PROPOSALS.


                               -------------------------------------
                               Signature of Shareholder


                               -------------------------------------
                               Signature of Shareholder



                               Dated___________________________,1998
                               Please sign exactly as your name is printed hereon. When signing as attorney, executor, administrator, personal representative, trustee, or guardian, please give full title. If stock is held jointly, each joint owner must sign.